                                                                               .
                                                                               .
                                                                               .

                                   Exhibit 21

                              LIST OF SUBSIDIARIES

1.    Vans Far East Limited, a Hong Kong company
2.    Vans Footwear Limited, a United Kingdom company
3.    Vans Europe B.V., a Dutch corporation
4.    Vans Latinoamericana (Mexico), S.A. de C.V., a Mexican corporation
5.    Vans Brazil S.A., a Brazilian corporation
6.    Vans Uruguay S.A., a Uruguay corporation
7.    Vans Latin American, Inc., a Bahamas corporation
8.    Vans Argentina S.A., an Argentina corporation
9.    Vans, Inc. Limited, a United Kingdom company, formerly known as Global Accessories Limited
10.   Switch Manufacturing, a California corporation
11.   High Cascade Snowboard Camp, a California corporation
12.   Vans.com, a Delaware limited liability company
13.   Van Pac, LLC, a Delaware limited liability company
14.   Pro-Tec, Inc., a California corporation, formerly known as Mosa Extreme Sports, Inc.
15.   Vans Madeira S.L.
16.   Vans Spain S.L.
17.   Vans Suisse Sarl
18.   Vans France Sarl
19.   Vans Deutchland Gmbh